Exhibit 99.1

Birmingham, AL – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank, announced today the completion of a private placement of $11.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due October 1, 2031 (the “Notes”).  The Notes were sold to certain institutional accredited investors and qualified institutional buyers on October 1, 2021.  The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

FUSB expects to use the net proceeds for general corporate purposes, which may include the repurchase of the Company’s common stock, and to support organic growth plans, including the maintenance of capital ratios.

The Notes mature on October 1, 2031.  The Notes will initially bear interest at a rate of 3.50% per annum, payable semi-annually in arrears, to, but excluding October 1, 2026 (or an earlier redemption date).  From October 1, 2026 to, but excluding the maturity date (or an earlier redemption date), the interest rate will be reset quarterly to a benchmark interest rate per annum which, subject to certain conditions provided in the Notes, will be equal to the then current three-month term Secured Overnight Financing Rate (“SOFR”) plus 275 basis points, with interest during this period payable quarterly in arrears.   The Notes are redeemable by the Company, in whole or in part, at the Company’s discretion, on or after October 1, 2026 on any interest payment date.  Prior to October 1, 2026, the Notes are redeemable by the Company only upon the occurrence of certain events.  Any redemption of the Notes is subject to certain conditions.

Piper Sandler & Co. acted as placement agent for the Notes offering.  Maynard, Cooper & Gale, P.C. served as legal counsel to the Company and Troutman Pepper Hamilton Sanders LLP served as legal counsel to the placement agent.

The offer and sale of the Notes by the Company was not registered under the Securities Act of 1933, as amended, or any state securities laws, in reliance on certain exemptions from such registration requirements.  The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor will there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness.  The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama, Tennessee and Virginia through First US Bank (the “Bank”).  In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company (“ALC”), and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers.  The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com.  More information about the Company and the Bank may be obtained at www.firstusbank.com.  The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. These forward-looking statements include, but are not limited to, statements regarding the Company’s future plans, results, strategies and expectations and certain matters pertaining to the issuance of the Notes, including the use of proceeds therefrom. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties.

Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, these factors include, but are not limited to, changes in general market, economic, tax, regulatory or industry conditions that may impact decision-making on the use of proceeds from the sale of the Notes, including whether, when and what amount of, if any, common stock may be repurchased using such proceeds; the rate of growth (or lack thereof) in the economy generally and in the Bank’s service area; market conditions and investment returns; changes in interest rates; the impact of the current COVID-19 pandemic on the Company’s business, the Company’s customers, the communities that the Company serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on the Company’s operations, liquidity and capital position and on the financial condition of the Company’s borrowers and other customers; the pending discontinuation of LIBOR as an interest rate benchmark; the availability of quality loans in the Bank’s service area; the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets; collateral values; cybersecurity threats; and risks related to the Paycheck Protection Program. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.